UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2006

 YUKON RESOURCES CORP.
(Exact name of registrant as specified in this charter)

Nevada	333-118980	20-0803515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 – 141 Adelaide St. W., Toronto, Ontario, Canada	M5H 3L5
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code:  (604) 629-1075

1224 Washington Avenue, Miami Beach, Florida 33139
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On December 15, 2006, Yukon completed a private placement of 5,000,000 units at a price of US$0.50 per unit for aggregate gross proceeds of US$2,500,000 and 950,000 flow-through units at a price of US$0.50 per flow-through unit for aggregate gross proceeds of US$475,000. Each unit is comprised of one common share of Yukon and one warrant, with each warrant entitling the holder thereof to purchase one common share of Yukon at an exercise price of US$0.75 at any time until December 15, 2008. Each flow-through unit is comprised of one flow-through common share of Yukon and one-half of one warrant, with each warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until December 15, 2008. Yukon has agreed to issue to the private placement agent warrants in an amount that is equal to 7% of the number of units ("Unit Broker Warrants") and flow-through units ("FT Broker Warrants") sold in the private placement. Each Unit Broker Warrant issued to the agent shall entitle the agent to acquire one unit (a “Non-Flow-Through Broker Unit”) at a price of US$0.50 for a period of 24 months following the date of issue thereof. Each Non-Flow-Through Broker Unit is comprised of one non-flow-through common share of Yukon ("Broker Unit Share") and one warrant ("Broker Unit Warrant"), with each Broker Unit Warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until December 15, 2008. Each FT Broker Warrant issued to the agent shall entitle the agent to acquire one unit ("FT Broker Unit") at a price of US$0.50 for a period of 24 months following the date of issue thereof. Each FT Broker Unit is comprised of Broker Unit Share and one-half of one Broker Unit Warrant. On December 15, 2006, as consideration for services rendered, Yukon issued to the private placement agent (i) a Unit Broker Warrant entitling the holder to acquire 350,000 Non-Flow-Through Broker Units, (ii) a FT Broker Warrant entitling the holder to acquire 66,500 FT Broker Units, (iii) 397,250 shares of common stock of Yukon and (iv) US$9,625 in cash commission. Yukon issued the securities outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

On December 13, 2006, Yukon completed another private placement with a different placement agent of 800,000 units at a price of US$0.50 per unit for aggregate gross proceeds of US$400,000 and 1,740,000 flow-through units at a price of US$0.50 per flow-through unit for aggregate gross proceeds of US$870,000. Each unit is comprised of one common share of Yukon and one warrant, with each warrant entitling the holder thereof to purchase one common share of Yukon at an exercise price of US$0.75 at any time until December 13, 2008. Each flow-through unit is comprised of one flow-through common share of Yukon and one-half of one warrant, with each warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until December 13, 2008. Yukon has agreed to issue to the private placement agent warrants in an amount that is equal to 9% of the number of units ("Unit Broker Warrants") sold in the private placement and an amount equal to 7% of the number of flow-through units ("FT Broker Warrants") sold in the private placement. Each Unit Broker Warrant issued to the agent shall entitle the agent to acquire one unit (a “Non-Flow-Through Broker Unit”) at a price of US$0.50 for a period of 24 months following the date of issue thereof. Each Non-Flow-Through Broker Unit is comprised of one non-flow-through common share of Yukon ("Broker Unit Share") and one warrant ("Broker Unit Warrant"), with each Broker Unit Warrant entitling the holder thereof to purchase one non flow-through common share of Yukon at an exercise price of US$0.75 at any time until December 13, 2008. Each FT

2.

Broker Warrant issued to the agent shall entitle the agent to acquire one unit ("FT Broker Unit") at a price of US$0.50 for a period of 24 months following the date of issue thereof. Each FT Broker Unit is comprised of Broker Unit Share and one-half of one Broker Unit Warrant. On December 13, 2006, as consideration for services rendered, Yukon issued to the private placement agent (i) a Unit Broker Warrant entitling the holder to acquire 72,000 Non-Flow-Through Broker Units, (ii)  a FT Broker Warrant entitling the holder to acquire 121,800 FT Broker Units, and (iii) $92,900 in aggregate cash commission. Yukon issued the securities outside the United States in reliance upon the exclusion from registration provided by Rule 903 of Regulation S promulgated pursuant to the Securities Act of 1933, as amended.

Yukon's primary use of the proceeds from the sale of the Units and the Flow-Through Units will be for exploration expenses related to the Corporation's Sagar Property located in the Labrador Trough, Quebec, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 21, 2006

YUKON RESOURCES CORP. By: /s/ Richard E. Schler Richard E. Schler Chief Financial Officer